Exhibit 10.9

AMENDMENT
TO THE
HONEYWELL INTERNATIONAL INC. SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN FOR EXECUTIVES IN
CAREER BAND 6 AND ABOVE

(Amended and Restated Effective January 1, 2009)

WITNESSETH

WHEREAS, Honeywell International Inc. (the “Corporation”) is the sponsor of the Honeywell International Inc. Supplemental Executive Retirement Plan for Executives in Career Band 6 and Above (the “Plan”); and

WHEREAS, Article VI of the Plan reserves to the Corporation the right to amend the Plans at any time; and

WHEREAS, the Corporation is desirous of amending the Plans in certain particulars;

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2014, as follows:

1.	Article III is amended by adding the new Section 3.3 thereto:

3.3 Plan Frozen to New Entrants. Notwithstanding anything herein to the contrary, any individual who is not eligible to participate in this Plan as of December 31, 2013 shall be ineligible to participate herein at any time in the future. Moreover, any Executive who is eligible to participate in the Plan as of December 31, 2013 shall not thereafter become ineligible to participate herein simply by reason of the Company’s decision to eliminate salary bands 5-7.